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                                  Exhibit 99.1

   Form of proxy for the Annual Meeting of Stockholders of CCFNB Bancorp, Inc.



                        ANNUAL MEETING OF SHAREHOLDERS OF

                               CCFNB BANCORP, INC.

                                  MAY 15, 2008

                            PROXY VOTING INSTRUCTIONS

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
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the                COMPANY NUMBER
United States or 1-718-921-8500 from foreign countries and follow the                          -----------------------
instructions. Have your proxy card available when you call.
                                                                                ACCOUNT NUMBER
                                - OR -                                                         -----------------------

IN PERSON - You may vote your shares in person by attending the Annual
Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

  (ARROW) Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. (ARROW)

20230030000000001000 6                                                    051508

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                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------

1. ELECTION OF CLASS 1 DIRECTORS TO SERVE FOR A THREE-YEAR TERM:                                        FOR  AGAINST  ABSTAIN
                                                       2.   To adopt the Agreement and Plan of          [ ]    [ ]      [ ]
                        NOMINEES:                           Reorganization, dated as of November 29,
                                                            2007 between CCFNB Bancorp, Inc. and
[ ] FOR ALL NOMINEES    [ ] Robert M. Brewington, Jr.       Columbia Financial Corporation, as it may
                        [ ] Willard H. Kile, Jr.            be amended from time to time (the "Plan of
                                                            Reorganization"), which provides for among
[ ] WITHHOLD AUTHORITY                                      other things, the merger of Columbia
    FOR ALL NOMINEES                                        Financial Corporation with and into CCFNB
                                                            Bancorp, Inc.
[ ] FOR ALL EXCEPT
    (See instructions                                  3.   To approve the adjournment of the annual    [ ]    [ ]      [ ]
    below)                                                  meeting, if necessary to solicit
                                                            additional proxies, in the event there are
                                                            not sufficient votes at the time of the
                                                            annual meeting to approve me proposal to
                                                            adopt the Plan of Reorganization.

                                                       4.   In their discretion, the proxies are authorized to vote upon such other business as may property come before the annual meeting and any adjournment or postponement thereof.

                                                       The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus dated April 1,
                                                       2008, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

INSTRUCTION: To withhold authority to vote for any     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING PLEASE
             individual nominee(s), mark "FOR ALL      SIGN. DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR
             EXCEPT" and fill in the order next to     NOT YOU PLAN TO ATTEND THE MEETING. THIS PROXY IS REVOCABLE AT ANYTIME
             each nominee you wish to withhold, as     BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE
             shown here: [X]                           MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF CCFNB BANCORP,
                                                       INC. AND VOTE IN PERSON.

To change the address on your account, please     [ ]             YES, I(WE) PLAN TO ATTEND THE ANNUAL MEETING. [ ]
check the box at right and indicate your new
address in the address space above. Please note
that changes to the registered name(s) on the
account may not be submitted via this method.


Signature of Shareholder                      Date:            Signature of Shareholder                      Date:
                         --------------------       ----------                          --------------------       ----------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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                               CCFNB BANCORP, INC.
                                      PROXY

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Elaine M. Edwards and Dean
R. Kelchner and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of CCFNB Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Windsor Heights Golf Course & Restaurant, 55 Williamsburg Boulevard, Bloomsburg, PA 17815, on May 15, 2008 at 2:00 p.m. and at any adjournment or postponement thereof as follows:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                                                                           14475


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